Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date May 31, 2011	Projected Year Ended February 29, 2012
Net Sales:
Electrical and Industrial Products	$48,266	$185,000 to $195,000
Galvanizing Services	$66,067	$265,000 to $280,000
Total Sales	$114,333	$450,000 to $475,000

Diluted earnings per share	$.75	$2.90 to $3.10

Net Sales by Market Segment:
Power Generation		20%
Transmission and Distribution		26%
Industrial		54%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		32%
Transmission and Distribution		45%
Industrial		23%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		30%
OEM’s		18%
Industrial		32%
Bridge and Highway		10%
Petro Chemical		10%

Operating Margins:
Electrical and Industrial Products	15.4%	13% to 15%
Galvanizing Services	25.9%	25% to 27%

Cash Provided By (Used In)Operations	$9,670	$47,500
Capital Expenditures	$4,558	$23,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$5,800	$21,000
Total Bank Debt	$225,000	$225,000

Cash Dividend	$3,136	$12,700

Percent of Business By Segment:
Electrical and Industrial Products	42%	41%
Galvanizing Services	58%	59%